                                                                   EXHIBIT 99.05
                  INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK
                ENTRY TRANSFER PARTICIPANT FROM BENEFICIAL OWNER

                                      FOR

                         TENDER OF 9.25% NOTES DUE 2009

                                IN EXCHANGE FOR

                              9.25% NOTES DUE 2009

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                            CRESCENT FINANCE COMPANY
      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          [         ], 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").

            2009 PRIVATE NOTES TENDERED IN THE EXCHANGE OFFER MAY BE
              WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holder and/or Participant
of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
[       ], 2002 (the "Prospectus") of Crescent Real Estate Equities Limited
Partnership (the "Operating Partnership") and Crescent Finance Company (together with the Operating Partnership, the "Issuers") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer") to exchange the Issuers' 9.25% Notes due 2009 (the "2009 Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of the Issuers' outstanding 9.25% Notes due 2009 (the "2009 Private Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     This will instruct you, the registered holder and/or Book-Entry Transfer Facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the 2009 Private Notes held by you for the account of the undersigned.

     The aggregate face amount of the 2009 Private Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $ __________ of the 2009 Private Notes.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

          [ ] To TENDER the following 2009 Private Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF 2009 PRIVATE NOTES TO BE TENDERED (IF ANY)):

              $ __________ of the 2009 Private Notes.

          [ ] Not to TENDER any 2009 Private Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the 2009 Private Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the

Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) any 2009 Exchange Notes to be acquired in the exchange offer will be acquired in the ordinary course of business of the person receiving such 2009 Exchange Notes, (ii) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the 2009 Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an "affiliate" (within the meaning of Rule 405 under Securities Act) of either of the Issuers and (iv) if the holder is a broker-dealer that will receive 2009 Exchange Notes for its own account in exchange for 2009 Private Notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a Prospectus in connection with any resale of such 2009 Exchange Notes. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive 2009 Exchange Notes for its own account in exchange for 2009 Private Notes, it represents that such 2009 Private Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such 2009 Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such 2009 Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: